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[Sutherland Asbill & Brennan LLP]

                                                                       Exhibit 6

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the prospectus supplement included in Post-Effective Amendment No. 13 to the Registration Statement on Form S-6 for Zenith Life Plus II, issued through the New England Variable Life Separate Account (File No. 33-52050). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                          SUTHERLAND ASBILL & BRENNAN LLP


                                          By:      /s/ Stephen E. Roth
                                               ---------------------------------
                                                   Stephen E. Roth


Washington, D.C.
April 24, 2002